INTERNATIONAL DISTRIBUTION AGREEMENT

THIS  INTERNATIONAL DISTRIBUTION  AGREEMENT (the "Agreement") is made and entered into as of 27 May 2011, by and between AgriSolar Solutions, Inc., a Colorado corporation, and each of its current and future subsidiaries and affiliates including but not limited to Fuwaysun Technology (HK) Limited, a Hong Kong corporation, and its operating affiliate Shenzhen Fuwaysun Technology Company Limited, a People’s Republic of China corporation (the “Company”); and ACT 3 Partners LLC, a limited liability company organized under the laws of the Commonwealth of Pennsylvania, USA, (the “Distributor”).

RECITALS

WHEREAS, the Company is engaged in the research, manufacture, and sale of solar products, including a solar insect killer and other products; and

WHEREAS, Distributor desires to be the exclusive master distributor of the Company’s products, in certain territories more fully described herein (the “Exclusive Territory”); and

WHEREAS, the Company desires to appoint Distributor as its exclusive master distributor of the Company’s products within the Exclusive Territory and will provide Distributor with Confidential Information regarding the products, pursuant to the protections afforded the Company herein, in order for Distributor to distribute said products within the Exclusive Territory.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

DISTRIBUTORSHIP TERMS

1.        Exclusive Territory Defined. For purposes hereof, the Exclusive Territory is Europe, defined as follows: those states – except Hungary and Russia – belonging to the Council of Europe on 27 May 2011.  If the Company has not appointed a distributor for Hungary by 31 May 2012, then Hungary will become a part of the Exclusive Territory.

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2.

Appointment of Distributor and Exclusivity.

(a)      The Company hereby appoints Distributor as its sole and exclusive master distributor of all  of  the  Company’s  existing  and  future  products  within  the  Exclusive Territory. The Distributor may select affiliated and non-affiliated companies for the sale of the products in different countries or regions within the Exclusive Territory (“Sub- Distributors”), provided, however, (i) such Sub-Distributors must agree to be bound by the terms of this Agreement, and (ii) Distributor shall be responsible for any breaches of this Agreement made by any Sub-Distributor in the same manner as if any such breach was made by Distributor itself.

(b)      Distributor shall purchase the products directly from the Company in its own name and for its own account and risk.

(c)     The Distributor shall use commercially reasonable efforts in promoting the sale of the Company’s products to third parties, including but not limited to obtaining any necessary licenses or regulatory approval, and marketing and advertising the Company’s products.

(d)       If the Company receives inquiries, requests for products, or orders for products from parties residing in  or  intending to  sell into unassigned territories –  excluding any territory within the People’s Republic of China – it shall inform Distributor of such inquiries, requests or orders, and if mutually agreeable to both Distributor and Company, direct such parties to the Distributor.

(e)       The relationship between the parties established by this Agreement is that of independent contractors and not an agency, employment, joint venture, franchise or partnership.  Neither party has any authority whatsoever to enter into obligations on behalf of the other party.

(f)       Distributor  acknowledges  that  proprietary  information  is  embodied  in  the products and in data, information and material supplied by the Company to the Distributor or acquired by the Distributor in performance of this Agreement. Distributor agrees not to utilize, appropriate or disclose to others any such proprietary information except (i) as may be expressly permitted in writing by the Company, and (ii) as required by law or regulations. Distributor acknowledges that all proprietary rights relating to the products, including all copyrights, patents, tradenames, trademarks and service marks used by the Company, or the distributor in performance of this Agreement, are the sole and exclusive property of the Company.

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(g)       Company agrees not to enter into future distribution agreements of any type whatsoever, for any region or territory outside the People’s Republic of China, without first offering such territory to Distributor on terms and conditions comparable to those offered to the third party.

3.

Purchase and Sale of the Company’s Products.

(a)     Company agrees to sell the products to Distributor at a price no greater than the lowest price sold to anyone outside of China, regardless of quantity; provided, however, Distributor’s price shall not exceed 120% of the lowest price in China.  All products sold to Distributor shall be priced in U.S. Dollars (U$D).  For purposes of this Section 3(a) products sold by the Company in currencies other than U.S. Dollars shall be converted into U.S. Dollars at the then current exchange rate quoted on the Bloomberg website.

(b)       Company shall provide Distributor with at least ninety days notice of any price increase.

(c)

Distributor  shall  have  the  right  to  purchase  a  minimum  of  10%  of  the

Company’s production capacity, per product, as adjusted by Company from time to time.

(d)       Distributor will receive a credit against its first order for products equal to the amount of the one-time license fee described in Section 4(b).

(e)       In determining the sale price of the Company’s products to parties residing within the Exclusive Territory the Distributor shall not be bound in any way whatsoever by the prices it paid to the Company for the products, but shall determine in its own discretion the prices for the sale of the products to third parties residing within the Exclusive Territory. The difference between Distributor’s resale price and the purchase price paid to the Company shall be Distributor’s sole remuneration for distribution of the Company’s products.

(f)       During the term hereof, Distributor shall order products from the Company by submitting a written purchase order identifying: the product(s) ordered by catalog or model number and quantity; the requested delivery date(s); and any export/import information required by Company to complete the order.

(g)       Purchase orders placed by Distributor shall not be canceled or rescheduled unless mutually agreed upon by both parties, provided, however, purchase orders may be canceled in whole or in part by the Distributor without penalty if the products are not shipped within thirty days of the delivery date specified in the corresponding purchase order.  Except in  cases  of  the  return  of  units  which  qualify  for  coverage  under  the  Company’s

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manufacturer’s warranty, and the return of products that do not conform to Distributor’s purchase order, products may not be returned for any reason without first obtaining the Company’s prior written consent.

(h)       The Company shall be responsible for shipping logistics on items sent to locations designated by the Distributor.  Shipping costs and any import tariffs associated with the shipment will be paid by the Distributor provided the Company has followed Distributor’s shipping instructions.    Title  and  risk  of  loss  to  the  products  sold  by  the  Company  to Distributor under this Agreement shall pass upon shipment, except for the return of products which qualify for coverage under the Company’s product warranty, and the return of products that do not conform to Distributor’s purchase order.

(i)        The Company shall provide a warranty for all products manufactured by the Company and sold to Distributor.  Except as set forth in Section 3(g) above, Distributor shall be responsible for the shipping costs associated with products sent back to the Company during the warranty period, and the Company shall be responsible for the shipping costs associated with sending products back to the Distributor.  While this Agreement is in effect the Company’s warranty shall meet or exceed the requirements set forth in Section 24.

(j)        The Company may authorize the Distributor to perform warranty repairs on some or all of its products.  If Distributor agrees to provide warranty repairs on some or all of the Company’s products, the parties shall agree on the price and other terms under which Distributor shall perform such warranty repairs.

(k)       To the maximum extent possible the Company shall give Distributor advance notice of its decision to discontinue the manufacture or production of any product (at a minimum the advance notice period shall be six months), and shall continue to provide Distributor with repair service (for products in and out of warranty), field serviceable parts, and any other devices or products necessary for after-sales service for three years after the Company discontinued the product.

(l)        This Agreement shall supersede any terms used by Company or Distributor in the ordering, shipment and receiving of products including, but not limited to, the terms (excluding quantity and delivery date) appearing on Distributor’s purchase order or other documents, none of which shall apply to transactions entered into for the supply of products pursuant to this Agreement, unless such terms are accepted by an authorized representative of the Company in writing.

(m)      Distributor will obtain reasonable amounts of insurance to protect it and its employees for loss of or damage to inventory and liability for personal injury and/or property

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damage arising from Distributor's activities hereunder, and any other insurance, which may be required in the Exclusive Territory in which Distributor distributes products.

4.

Trademarks and Licensing Fee.

(a)       Subject  to  the  Company’s  approval  regarding  use,  which  shall  not  be unreasonable withheld, the Company hereby grants to Distributor the exclusive license for the duration of this Agreement (and any successor agreements) to use any and all trademarks, logos and other markings used by the Company in order to promote the sale of the Company’s products in the Exclusive Territory.

(b)

Distributor shall pay to Company a one-time licensing fee of $10,000 (U$D)

by the tenth business day following the execution of this Agreement by the parties.

5.       Marketing and Advertising.    All marketing, advertising and sales campaigns, along with all literature and materials associated therewith, must be pre-approved by the Company in writing, which approval shall not be unreasonably withheld or delayed. The Company will provide the Distributor with examples of the Company sales and marketing literature and materials as guidance for Distributor.

6.        Minimum Purchase Requirement. The Company and Distributer agree that there shall be no “Minimum Purchase Requirement” during the calendar year ending 31

December 2011.   For the calendar year ending 31 December 2012, Distributor shall order products totaling $1,000,000 (U$D).  For the duration of this Agreement, in each calendar year after 2012, Distributor shall order products equal to 110% of the prior year Minimum Purchase Requirement.

7.

Duration and Termination.

(a)

The initial duration of this Agreement shall be five years.

(b)

Provided Distributor has satisfied the Minimum Purchase Requirement, this

Agreement shall automatically renew for one additional five year period.

(c)      This Agreement may be terminated at any time by Distributor, with or without cause, upon one hindered eighty days written notice to the Company.   Upon any such termination, Distributor shall immediately cease representing itself as a distributor of the Products.  Each party   will   remain   liable   under   this   Agreement  for   any   obligations incurred  prior  to  the effective  date  of  termination  or  expiration, including the Pro rata portion of the Minimum Purchase Requirement.  Distributor shall have one hundred eighty

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days to sell any Products in inventory and to purchase additional Products required to fill any orders it has on the books at the time of termination.

(d)       Should  Distributor  fail  to  meet  the  Minimum  Purchase  Requirement,  or complete the undertakings detailed in that certain letter dated 27 May 2011 from ACT 3 to the Company in the time allotted, the Company may in its sole discretion terminate this Agreement.  Distributor shall be given relief from its Minimum Purchase Requirement and the 27 May 2011 letter undertakings, in the event of a Product Recall, the Company’s failure to meet its obligations under this Agreement, the Company’s failure to deliver products in a timely manner and in the event of a Force Majeure.

(e)       Except  as  set  forth  in  Section  7(d)  above,  this  Agreement  may  only  be terminated by the Company for cause upon ninety days written notice to Distributor. For purposes of this Section 7(e), “cause” shall mean a material breach of this Agreement  by Distributor,  which  upon  written  notice  and  the  passage  of  ninety  days following the receipt of such notice has not been cured.

(f)       Unless this Agreement has been terminated by Distributor in accordance with Section 7(c) above, within  twenty  business  days  of  the  termination or  expiration  of  this Agreement, Distributor agrees to make its current inventory of “Products” (whether in its possession or otherwise) available to Company for inspection and testing. Company agrees to repurchase all products which in Company’s reasonable judgment and subject to Company’s right to inspect and test are saleable.  Said repurchase will be at the original invoice price. Any Product that has not been paid for by Distributor must be immediately returned to Company without obligation of re-purchase.

CONFIDENTIAL INFORMATION; NON- CIRCUMVENTION

8.

Confidential Information.

(a)       As a condition to the furnishing of the requested Confidential Information to Distributor and its Representatives (as defined below) Distributor understands and agrees that (i) all information, whether written or oral, regarding the proprietary products and/or the Company and its subsidiaries furnished to Distributor or its Representatives, whether prior to or after its acceptance of this Agreement, by the Company or any of its Representatives will be kept strictly confidential, and (ii) the Confidential Information will be used solely for the purposes of obtaining regulatory and/or governmental approval for the distribution of Company products; provided, however, that the Confidential Information may be disclosed to any of Distributor’s Representatives who need to know such information for the purpose of

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assisting it in obtaining such approvals.  Distributor agrees that such Representatives will be informed by it of the contents of this Agreement and that, by receiving such information, such Representatives are agreeing to be bound by this Agreement.   For purposes hereof, “Representatives” means Distributor or any of its respective directors, officers, employees, partners, affiliates (as the term “affiliate” is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), legal and financial advisors, accountants and other agents and representatives, as the case may be.  Distributor further agrees to be responsible for any breach of this Agreement by any of its Representatives.

(b)       For  purposes  hereof,  the  term  “Confidential  Information”  shall  include, without limitation, all information, data, reports, formulas, manufacturing processes and/or procedures, and other materials (whether prepared by the Company and/or any of its affiliates or subsidiaries, the Company’s other advisors or agents, or otherwise and in whatever form maintained, whether documentary, computerized or otherwise), regardless of the form of communication, that contain or otherwise reflect information concerning the Company’s proprietary products and/or the Company that Distributor or its Representatives may be provided by or on behalf of the Company or the Company’s other advisors or agents, or in the course of its efforts to obtain regulatory and/or governmental approval for the distribution of the proprietary products in the Exclusive Territory. The term “Confidential Information” shall also include all information, data, reports, analyses, computations, studies, interpretations, projections, forecasts, records, notes, memoranda, summaries or other materials in whatever form maintained, whether documentary, computerized or otherwise, whether prepared by Distributor or its Representatives or others, that contain or otherwise reflect or are based upon, in whole or in part, any such Confidential Information or that reflect Distributor’s review of, or interest in, the proprietary products and/or the Company (the “Notes”).  This Agreement shall be inoperative as to those particular portions of the Confidential Information that (i) becomes generally available to the public other than as a result of a disclosure by Distributor or any of its Representatives, and (ii) was available to Distributor on a non- confidential basis prior to the disclosure of such Confidential Information to Distributor pursuant to this Agreement, provided that (a) the source of such information was not known by Distributor or any of its Representatives, after reasonable investigation, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any of its    affiliates with respect to such material or (b) became available to Distributor from a source other than the Company or its agents, advisors or representatives provided that the source of such information was not known by Distributor or any of its Representatives, after reasonable investigation, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any of its affiliates with respect to such material. The Company and Distributer agree that certain information must be furnished in literature needed to sell and/or to promote either the Company or the Company’s products. If for any reason Distributor ceases to be

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the  exclusive  distributor  of  the proprietary products or is unable or unwilling to distribute the proprietary products in the Exclusive Territory, it shall return, or cause to be destroyed, all the Confidential Information.

(c)

This Section 8 shall survive the termination of this Agreement for four years.

9.

Non- Circumvention.

(a)       Distributor understands and agrees that for the duration of this Agreement (or any successor agreements) it shall not manufacture, market, sell, or distribute (or assist any other parties in manufacturing, marketing, selling or distributing) any competing product in either the People’s Republic of China or the Exclusive Territory. Any violation of this covenant shall be deemed an attempt to circumvent, and the Distributor shall be liable for damages.

(b)       Company understands and agrees that for the duration of this Agreement it shall not, directly or indirectly, circumvent the Distributor to manufacture, market, sell, or distribute (or assist any other  parties  in  manufacturing, marketing,  selling  or  distributing) any  products  in  the Exclusive Territory. Any violation of this covenant shall be deemed an attempt to circumvent, and the Company shall be liable for damages.

(c)       While this Agreement is in effect, the Company shall not contact, deal with, or otherwise become involved in any transaction with any corporation, partnership, individual, any banks, trust or lending institutions which have been introduced by the Distributor without the permission of the Distributor.  Any violation of this covenant shall be deemed an attempt to circumvent, and the Company shall be liable for damages.

GENERAL PROVISIONS

10.

Indemnity.

(a)       To the maximum extent permissible by applicable law, the indemnification rights established in this Section 10 shall be to the exclusion of any and all other indemnification rights available.

(b)      The  Company  shall  indemnify  and  hold  Distributor,  its  sub-distributors, agents,   members,   officers,   managers,   directors,   shareholders,   subsidiaries,   affiliates, successors or assigns harmless from and against all costs, expenses, claims, demands, causes of action, damages and judgments (collectively called “Claim”), including reasonable attorney's fees as follows:  (i) any Claim alleging loss or damage, personal injury or death,

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arising out of the purchase, operation and/or use of the products; and (ii) any Claim alleging that the products directly infringe any third party’s legally enforceable intellectual property rights protected by law in the Exclusive Territory.   Excluded from this provision, are any Claim which is the result of the gross negligence or willful misconduct of Distributor, its officers, employees, or agents.

(c)

The  Company  shall  not  be  obligated  to  indemnify  Distributor  under  this

Section 10 unless:

(1) Distributor gives Company prompt written notice of any Claim for which it seeks indemnification;

(2) Distributor fully cooperates with Company in the defense of the Claim;

(3) Company shall have the right to defend and to control the defense of any such Claim in the manner it deems advisable, including using counsel of Company’s choice (counsel selected shall be reasonably acceptable to Distributor); and

(4) Company shall have the right to settle any such Claim, provided any such settlement completely releases Distributor and that the settlement terms do not provide for an admission of liability by Distributor.

(d)       The indemnity in Section 10 shall apply to all of the Company’s products sold by Distributor in the Exclusive Territory during the term of this Agreement and shall survive the termination of this Agreement for four years.

(e)       The Distributor shall indemnify and hold the Company harmless from and against all costs, expenses, claims, demands, causes of action, damages and judgments (collectively called “Claim”), including reasonable attorney's fees as follows:  (i) any Claim alleging loss or damage, personal injury or death injury to persons or property caused by the willful act or gross negligence of Distributor in the distribution, sale, transport or use of the Company’s products; (ii) any Claim arising from warranties made by Distributor different from or in addition to those made in writing by the Company; and (iii) any Claim arising from marketing materials which were not approved by the Company and contain claims that are not consistent with the English language product descriptions provided by Company.

11.      Force Majeure.  Neither Company nor Distributor shall be liable in damages to the other or any third party, for any delay or default in performing any obligation hereunder if that delay in or failure to perform is directly or indirectly caused by or resulting from any cause, event or circumstances beyond the reasonable control and without fault or negligence

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of the party claiming force majeure (the “Force Majeure Event”); provided, however, that in order to excuse its delay in or failure to perform hereunder, a party claiming a “Force Majeure Event” shall notify the other party in writing within fifteen calendar days of the occurrence thereof, specifying the nature and particulars thereof and the expected duration thereof; and provided further that within fifteen calendar days after the termination of such occurrence, the party claiming a “Force Majeure Event” shall give written notice to the other party, specifying the date of termination thereof. All obligations of the parties shall return to being in full force and effect upon the termination of such occurrence or cause (including, without limitation, any payments which became due and payable hereunder prior to the termination of such occurrence or cause). For the purposes of this Section 11, a "Force Majeure Event" shall include, without limitation of the phrase, any act of God, act of any government or other authority or judicial or statutory undertaking, industrial dispute, fire, explosion, accident, delay or failure of carriers, subcontractors or suppliers, strike or other labor difficulty, energy shortage, power failure, climatic conditions, flood, civil disturbance, riot, war (declared or undeclared) and/or any other events or circumstances (whether or not of the same or similar kind to those enumerated) beyond the reasonable control and without the fault or negligence of the party claiming force majeure.  If a Force Majeure Event prevents the Company’s performance hereunder and continues for more than ninety consecutive days, Distributor may terminate this Agreement by giving written notice to the Company.

12.

Choice of Law, Disputes and Venue.

(a)      The laws of England and Wales shall govern the construction, validity and performance of this Agreement without reference to its conflict of laws provisions. The terms of the United Nations Convention on Contracts for the International Sale of Goods are expressly rejected by the parties hereto and are not applicable to this Agreement. All disputes between the parties arising out of or in connection with this Agreement, or relating to the performance of the parties hereunder shall be settled by binding arbitration, as set forth below. The parties agree not to arbitrate any dispute(s) as part of a class action.

(b)       In the event of any dispute the parties shall in good faith attempt to resolve the dispute by meeting at least twice within a period of thirty days.  Participation in or initiation of such negotiations shall not be deemed an admission of liability and no statement made or provided in or related to such negotiations shall be construed as a statement against interest or otherwise disclosed or used in any proceeding involving any of the parties.

(c)       If the dispute is not thereby resolved, the parties shall submit the dispute to binding arbitration, and any award issued pursuant to such arbitration may be enforced in any court  of  competent  jurisdiction.    Any  such  arbitration  shall  be  commenced  with  and conducted in accordance with the American Arbitration Association under the Commercial

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Arbitration Rules and Mediation Procedures Expedited Procedures in effect on the date of such notice, except that this Agreement shall govern any conflict between this Agreement and the procedures.  Any arbitration proceedings brought by or against any party with respect to this Agreement or the documents and instruments contemplated hereby may be brought only in London, England (UK), and, by its execution and delivery of this Agreement, each party accepts, generally and unconditionally, such exclusive jurisdiction.  Each party irrevocably waives any objection (including, without limitation, any objection based upon the grounds of “forum non conveniens”) that it now or hereafter may have to the bringing or prosecution of any such arbitration proceeding with respect to this Agreement or the documents and instruments contemplated hereby in London, England (UK).  Each party hereby irrevocably consents to the service of any and all process in any arbitration proceeding by mailing a copy of such process to such party at the address for such party set forth herein.   A party may commence arbitration by serving written notice thereof, which notice shall designate the issue(s) to be arbitrated, the specific provisions of this Agreement (and any other documents and instruments contemplated hereby) under which such issue(s) arose, such party’s proposed resolution of such issue(s) and the maximum amount of damages or reimbursement sought by such party.    Each party to the arbitration shall select one neutral arbitrator within ten days after the date of such notice.    If no arbitrator has been selected by a party within such ten days, then an arbitrator shall be selected for such party in accordance with the Procedures. The arbitrators selected by the parties shall select an additional, neutral arbitrator to complete and to chair the panel.  The arbitrators shall be bound by the provisions of this Agreement, where applicable, and shall have no authority to modify such provisions in any manner.  The decision of the arbitration panel shall be final and binding upon the parties, and a party may have any court having jurisdiction over the parties enter judgment in accordance with the arbitration panel’s award.   The parties shall each bear their respective costs incurred in connection with any arbitration under this Agreement, except that they shall share equally the fees and expenses of the arbitration, the neutral arbitrator and the costs of the facility for the arbitration hearing; provided, however, the arbitrators may award a reimbursement or partial payment of attorney’s fees.

13.      Notices.   Any notice, request, or other document to be given to a party under this Agreement shall be in writing, in English, and (i) sent by registered or certified mail, postage prepaid, or (ii) hand delivered, or (iii) sent by express mail or other overnight delivery service which provides documentation of receipt.

If to Company:

AGRISOLAR SOLUTIONS, INC.

90 Madison Street

Suite 701

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Denver, CO 80206

F/A/O Chief Executive Officer

If to Distributor:

ACT 3 Partners, LLC

720 Morris Avenue

Bryn Mawr, PA 19010

F/A/O Managing Member

14.      Set-Offs.  Company reserves the right to set off any amounts Distributor owes to Company against any amount Company owes to Distributor.

15.      No   Oral   Modifications.   This Agreement may not be modified except in writing, such written modification to be signed by an authorized officer of each party hereto.

16.      No Implied Waiver.  No failure of either party to enforce any obligations shall prevent later enforcement of that obligation.  Any waiver of an obligation must be in writing, will only apply to the specific circumstances to which it relates, and shall not prevent the enforcement of the obligation in the event of a subsequent breach.

17.      Assignment.   This Agreement shall inure to the benefit of, and be binding upon, each party and its successors and assigns, and may be assigned by Distributor to any of its subsidiaries or affiliates without the consent of the Company.

18.      Headings.  The Article and Section headings contained in this Agreement are for reference purpose only and shall not affect in any way the meaning or interpretation of this Agreement.

19.      Severability.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, such provision(s) shall (i) be modified to the minimum extent necessary to  render it  valid and enforceable, or (ii) if it  cannot be  so modified, be deemed not to be a part of this Agreement and shall not affect the validity or enforceability of the remaining provisions.

20.      Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements and

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understandings, whether written or oral, between the parties regarding the subject matter hereof.  Neither party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other party which is not expressly set out or referred to in this Agreement and neither party shall have any remedy in respect of any misrepresentation or untrue statement made by the other party which is not contained in this Agreement SAVE THAT this clause shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentations, or misrepresentations in respect of fundamental matters.

21.      Use of Name.  Neither party to this Agreement shall use the name of any other party hereto or the name of any of the other party’s employee without the prior written consent of such party.

22.    Cumulative Remedies.  The rights and remedies provided by this Agreement are cumulative and not exclusive of any other rights or remedies that may be available to the parties, whether provided by law, equity, statute, in any other agreement between the parties or otherwise.

23.      Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

24.

Warranty.

(a)

If any part of the product – except the battery - fails within twelve months from date of shipment (to Distributor), the Company will furnish a replacement unit without charge, F.O.B. factory. The warranty does not cover damages due do improper use or mishandling  of  the  products,  including  any  extraordinary event  leading  to  the  damage, whether it is foreseeable or not.

(b)

If  the  battery  fails  within  twenty four  months  from  date  of  shipment  (to Distributor) the Company will furnish a replacement battery without charge, F.O.B. factory.

25.      Payments.    All  payments  due  hereunder  shall  be  made  in  U.S.  Dollars. Payments shall be made by wire transfer of immediately available funds to the bank named in Schedule 1 (or such other bank as the Company may specify in writing from time to time). Each party shall be responsible for paying any wire-transfer and service fees imposed by their respective financial institutions.  Whenever any amount hereunder is due on a day which is

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not a day on which the bank to which payments are to be made is open for business such amount shall be paid on the next business day. Amounts due hereunder shall be considered paid as of the day such funds are sent by Distributor’s bank.  Distributor shall pre-pay 50% of the purchase order total when the purchase order is submitted and the remainder within 10 business days of delivery.

26.      Counterparts and Facsimile Signatures.  This Agreement may be executed by original  signature  or  by  facsimile,  in  separate  signature  pages  or  in  any  number  of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement and its signature page by hand, U.S. mail, overnight delivery service, telefax or PDF sent by e-mail shall constitute effective execution and delivery of this Agreement as to the parties, and may be used in lieu of the original document for all purposes (and such signatures transmitted by telefax or PDF and e-mail shall be deemed to be their original signatures for all purposes).

IN WITNESS WHEREOF, the parties hereto have executed this International

Distribution Agreement as of the day and year first written above.

COMPANY:

By:   /s/ Liang Chao Wei

Liang Chao Wei, Chief Executive Officer

DISTRIBUTOR:

By:

_/s/Michael J. Mahoney_________

Michael J. Mahoney, Managing Member

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Schedule 1

[Company’s incoming wire instructions]

Bank: Bank of New York (IRVTUS3N)

Address: 48 Wall Street, New York, NY (USA)

For the benefit of: DBS Bank (Hong Kong) Limited

Swift Code: Dhbkhkhh

Account No.: 8033152001

Special Instructions: BNY to advise DBS Bank (Hong Kong) Limited, Kowloon Branch, No.524, Nathan Road, Kowloon, Hong Kong; for the benefit of Account No. 01619797800 1860 1   Fuwaysun Technology (HK) Co., Ltd.

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